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                                                                    EXHIBIT 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT


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
                                                                                       Settlement Date                  6/30/2003
                                                                                       Determination Date               7/10/2003
                                                                                       Distribution Date                7/15/2003


I.      All Payments on the Contracts                                                                                 1,517,257.66
II.     All Liquidation Proceeds on the Contracts with
        respect to Principal                                                                                            123,619.72
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        16,768.41
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account
        (including Investment Earnings)                                                                                   1,892.08
VIII.   Transfers to the Pay-Ahead Account                                                                                 (744.19)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (0.93)
X.      Deposits in error                                                                                                     0.00
           Total available amount in Collection Account                                                              $1,658,792.75
                                                                                                                   ===============



DISTRIBUTION AMOUNTS                                                    Cost per $1000
---------------------------------------------                           --------------

1.    (a) Class A-1 Note Interest Distribution                                                 0.00
      (b) Class A-1 Note PrincipalDistribution                                                 0.00
          Aggregate Class A-1 Note Distribution                           0.00000000                                          0.00

2.    (a) Class A-2 Note Interest Distribution                                                 0.00
      (b) Class A-2 Note Principal Distribution                                                0.00
          Aggregate Class A-2 Note Distribution                           0.00000000                                          0.00

3.    (a) Class A-3 Note Interest Distribution                                                 0.00
      (b) Class A-3 Note Principal Distribution                                                0.00
          Aggregate Class A-3 Note Distribution                           0.00000000                                          0.00

4.    (a) Class A-4 Note Interest Distribution                                                 0.00
      (b) Class A-4 Note Principal Distribution                                                0.00
          Aggregate Class A-4 Note Distribution                           0.00000000                                          0.00

5.    (a) Class A-5 Note Interest Distribution                                                 0.00
      (b) Class A-5 Note Principal Distribution                                                0.00
          Aggregate Class A-5 Note Distribution                           0.00000000                                          0.00

6.    (a) Class A-6 Note Interest Distribution                                             5,088.76
      (b) Class A-6 Note Principal Distribution                                          939,463.95
          Aggregate Class A-6 Note Distribution                          39.85454473                                    944,552.71

7.    (a) Class B Note Interest Distribution                                              59,285.00
      (b) Class B Note Principal Distribution                                            457,098.36
          Aggregate Class B Note Distribution                            48.48670047                                    516,383.36

8.    (a) Class C Note Interest Distribution                                              98,822.83
      (b) Class C Note Principal Distribution                                                  0.00
          Aggregate Class C Note Distribution                             5.70833312                                     98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                  12,042.29
      (b)  Reimbursement of prior Monthly Advances                                        26,467.82
              Total Servicer Payment                                                                                     38,510.11

10.  Deposits to the Reserve Account                                                                                     60,523.74

Total Distribution Amount from Collection Account                                                                    $1,658,792.75
                                                                                                                   ===============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA)
           from Excess Collections                                                        32,264.74
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
           from Excess Collections                                                        31,499.56
      (c)  Distribution from the Reserve Account to
           the Sellers (Chase USA)                                                             0.00
      (d)  Distribution from the Reserve Account to
           the Sellers (Chase Manhattan Bank)                                                  0.00
                        Total Amounts to Sellers
                         (Chase USA & Chase Manhattan Bank)                                                              63,764.30
                                                                                                                   ===============
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
Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account
           to the Sellers (Chase USA)                                                                     0.47
      (b)  Distribution from the Payahead Account to
           the Sellers (Chase Manhattan Bank)                                                             0.46
                        Total Amounts to Sellers
                           (Chase USA & Chase Manhattan Bank)                                                                  0.93
                                                                                                                      =============

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                       0.00
        (b) Class A-2 Notes    @             6.028%                                                       0.00
        (c) Class A-3 Notes    @             6.140%                                                       0.00
        (d) Class A-4 Notes    @             6.250%                                                       0.00
        (e) Class A-5 Notes    @             6.420%                                                       0.00
        (f) Class A-6 Notes    @             6.500%                                                   5,088.76
                     Aggregate Interest on Class A Notes                                                                   5,088.76
        (g) Class B Notes @                  6.680%                                                                       59,285.00
        (h) Class C Notes @                  6.850%                                                                       98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                               0.00
        (b) Class A-2 Notes                                                                               0.00
        (c) Class A-3 Notes                                                                               0.00
        (d) Class A-4 Notes                                                                               0.00
        (e) Class A-5 Notes                                                                               0.00
        (f) Class A-6 Notes                                                                               0.00
        (g) Class B Notes                                                                                 0.00
        (h) Class C Notes                                                                                 0.00

3.   Total Distribution of Interest                                 Cost per $1000
                                                                    ---------------
        (a) Class A-1 Notes                                           0.00000000                          0.00
        (b) Class A-2 Notes                                           0.00000000                          0.00
        (c) Class A-3 Notes                                           0.00000000                          0.00
        (d) Class A-4 Notes                                           0.00000000                          0.00
        (e) Class A-5 Notes                                           0.00000000                          0.00
        (f) Class A-6 Notes                                           0.21471561                      5,088.76
                     Total Aggregate Interest
                       on Class A Notes                                                                                    5,088.76
        (g) Class B Notes                                             5.56666667                                          59,285.00
        (h) Class C Notes                                             5.70833312                                          98,822.83

                 PRINCIPAL
---------------------------------------------
                                                                No. of Contracts
                                                                ----------------
1.   Amount of Stated Principal Collected                                                           361,690.23
2.   Amount of Principal Prepayment Collected                             62                        936,117.06
3.   Amount of Liquidated Contract                                        3                          98,755.02
4.   Amount of Repurchased Contract                                       0                               0.00

       Total Formula Principal Distribution Amount                                                                     1,396,562.31

5. Principal Balance before giving effect to
   Principal Distribution Pool Factor
        (a) Class A-1 Notes                                                                 0.0000000                          0.00
        (b) Class A-2 Notes                                                                 0.0000000                          0.00
        (c) Class A-3 Notes                                                                 0.0000000                          0.00
        (d) Class A-4 Notes                                                                 0.0000000                          0.00
        (e) Class A-5 Notes                                                                 0.0000000                          0.00
        (f) Class A-6 Notes                                                                 0.0396398                    939,463.95
        (g) Class B Notes                                                                   1.0000000                 10,650,000.00
        (h) Class C Notes                                                                   1.0000000                 17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                    0.00
        (g) Class B Notes                                                                                                      0.00
        (h) Class C Notes                                                                                                      0.00

7. Principal Distribution Cost per $1000
                                                                  ----------------
        (a) Class A-1 Notes                                           0.00000000                                               0.00
        (b) Class A-2 Notes                                           0.00000000                                               0.00
        (c) Class A-3 Notes                                           0.00000000                                               0.00
        (d) Class A-4 Notes                                           0.00000000                                               0.00
        (e) Class A-5 Notes                                           0.00000000                                               0.00
        (f) Class A-6 Notes                                          39.63982911                                         939,463.95
        (g) Class B Notes                                            42.92003380                                         457,098.36
        (h) Class C Notes                                             0.00000000                                               0.00
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
8. Principal Balance after giving effect to                                                  Pool Factor
   Principal Distribution                                                                    -----------
        (a) Class A-1 Notes                                                                   0.0000000                  0.00
        (b) Class A-2 Notes                                                                   0.0000000                  0.00
        (c) Class A-3 Notes                                                                   0.0000000                  0.00
        (d) Class A-4 Notes                                                                   0.0000000                  0.00
        (e) Class A-5 Notes                                                                   0.0000000                  0.00
        (f) Class A-6 Notes                                                                   0.0000000                  0.00
        (g) Class B Notes                                                                     0.9570800         10,192,901.64
        (h) Class C Notes                                                                     1.0000000         17,312,029.25



                 POOL DATA
---------------------------------------------
                                                                                              Aggregate
                                                                        No. of Contracts  Principal Balance
                                                                        ----------------  -----------------
1.   Pool Stated Principal Balance as of 6/30/2003                          1,048          27,504,930.89

2.   Delinquency Information                                                                                   % Delinquent
                                                                                                               ------------
              (a) 31-59 Days                                                   20              816,417.24          2.968%
              (b) 60-89 Days                                                   3                93,250.99          0.339%
              (c) 90-119 Days                                                  5                52,883.91          0.192%
              (d) 120 Days +                                                   0                     0.00          0.000%

3.   Contracts Repossessed during the Due Period                               0                     0.00

4.   Current Repossession Inventory                                            1                26,127.06

5.   Aggregate Net Losses for the preceding
     Collection Period
       (a)  Aggregate Principal Balance of
            Liquidated Receivables                                             3                98,755.02
       (b)  Net Liquidation Proceeds on any
            Liquidated Receivables                                                             123,619.72
                                                                                           --------------
       Total Aggregate Net Losses for the
         preceding Collection Period                                                                               -24,864.70

6.   Aggregate Losses on all Liquidated
     Receivables (Year-To-Date)                                                                                    141,437.08

7.   Aggregate Net Losses on all Liquidated
     Receivables (Life-To-Date)                                              590                                 5,235,872.97

8.   Weighted Average Contract Rate of
     all Outstanding Contracts                                                                                          8.941%

9.   Weighted Average Remaining Term to Maturity
     of all Outstanding Contracts                                                                                      102.618



              TRIGGER ANALYSIS
---------------------------------------------

1.   (A) AVERAGE 60+ DELINQUENCY PERCENTAGE               1.254%
     (B) DELINQUENCY PERCENTAGE TRIGGER IN EFFECT ?                         NO

2.   (A) AVERAGE NET LOSS RATIO                          -0.017%
     (B) NET LOSS RATIO TRIGGER IN EFFECT ?                                 NO
     (C) NET LOSS RATIO (USING ENDING POOL BALANCE)      -0.065%

3.   (A) SERVICER REPLACEMENT PERCENTAGE                 -0.054%
     (B) SERVICER REPLACEMENT TRIGGER IN EFFECT ?                           NO



               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                             12,042.29

2.    Servicer Advances                                                                                                  16,768.41

3.    (a)  Opening Balance of the Reserve Account                                                                     5,325,240.59
      (b)  Deposits to the Reserve Account                                                      60,523.74
      (c)  Investment Earnings in the
           Reserve Account                                                                       3,240.56
      (d)  Distribution from the Reserve Account                                               (63,764.30)
      (e)  Ending Balance of the Reserve Account                                                                      5,325,240.59

4.    Specified Reserve Account Balance                                                                               5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                        2,870.67
      (b)  Deposits to the Pay-Ahead Account
           from the Collection Account                                                             744.19
      (c)  Investment Earnings in the
           Pay-Ahead Account                                                                         0.93
      (d)  Transfers from the Pay-Ahead Account
           to the Collection Account                                                           (1,892.08)
      (e)  Ending Balance in the Pay-Ahead Account                                                                        1,723.71


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